Exhibit 10.5

UC Case Number: UC 2010-476

Fourth Amendment

to the

"Exclusive License Agreement for Insect Repellant and Attractants"

This fourth amendment to the "Exclusive License Agreement for Insect Repellant and Attractants" ("Fourth Amendment") is made effective as of the date of the last signatory of this Fourth Amendment ("Effective Date"), between The Regents of the University of California, a California corporation ("The Regents"), having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, represented by its Riverside campus having an address at University of California, Riverside, Office of Technology Commercialization, 200 University Office Building, Riverside, CA 92521 and Olfactor Laboratories, Inc., a Delaware corporation, ("Licensee"), having a principal place of business at 1650 Spruce Street, Suite 500, Riverside, CA 92507.

BACKGROUND

Whereas, on January 29, 2010, the Licensee and The Regents entered into an agreement entitled "Exclusive License Agreement for "Insect Repellants and Attractants," (UC Case Number 2009-334) between The Regents of the University of California and Olfactor Laboratories, Inc., having UC Control Number 2010-04-0467 ("the Agreement"), for certain inventions relating to the development of a novel approach to insect repellants and attractants ("Inventions"), as defined in the Agreement which were made by Anandasankar Ray, et. al. at the University of California, Riverside campus, and are claimed as "Patent Rights", as defined in the Agreement;

Whereas, the Licensee and The Regents have entered into three amendments to the "Exclusive License Agreement for Insect Repellants and Attractants" having UC Control Number 2010-04-0467 on December 16, 2010, November 18, 2011 and September 10, 2012, respectively.

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Whereas, the Licensee and The Regents have agreed upon this "Fourth Amendment to the Exclusive License Agreement" in order to align the significant progress made by Licensee with the ongoing goals of promoting and developing the Licensed Products for the public good.

The parties agree as follows:

A.	Paragraph 6.C.ii.c of the Exclusive License Agreement is replaced in its entirety by the following:

c. Identify U.S. regulatory requirements and initiate regulatory filings by 12/31/2016;

B.	Paragraph 6.C.ii.f of the Exclusive License Agreement is replaced in its entirety by the following:

f. Achieve Net Sales of $1,000,000 by 12/31/2018.

C.	Paragraph 5.J of the Exclusive License Agreement is replaced in its entirety by the following:

5.J. For the year 2012, and for each year thereafter for the duration of Patent Rights, the Licensee will pay to The Regents the greater of i) Earned Royalties accrued during the applicable year in accordance with the provisions of Paragraph 5.A or ii) the minimum annual royalty in the specified amounts as set forth below:

2012 - $30,000; and each year thereafter for the Life of Patent Rights.

If the Earned Royalty owed for any calendar year is less than the minimum annual royalty due for that same calendar year, then, in addition, to the Earned Royalty owed, Licensee will pay to The Regents an amount equal to the difference between them by February 28 of the following year.

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D.	New Paragraph 5.K is added to the Agreement to include a detailed breakout by UC Case Number of all royalties paid to the Regents by the Licensee as follows:

5.K Licensee will provide to The Regents a detailed breakout of all royalty payments paid, in accordance with the time schedule as referenced in Paragraph 5.D. This detailed breakout will reflect the amount of royalty income paid to The Regents specific to each UC Case Number for the given time frame.

All other terms of the Exclusive License Agreement, as previously amended, remain unchanged.

In witness whereof, each party hereto has executed this Fourth Amendment in duplicate originals by their respective and duly authorized officers on the day and year written below.

Olfactor Laboratories, Inc.		The Regents of the University of California

Signature:	/s/ Amro Albanna	Signature:	/s/ Michael Arciero
Name:	Amro Albanna	Name:	Michael Arciero
Title:	Chairman and CEO	Title:	INTERIM DIRECTOR, OTC
Date:	March 16, 2015	Date:	March 17, 2015

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